Exhibit 10.14

May 13, 2013

Mr. David Dugas, CEO
9595 Six Pines Drive Suite 6305
The Woodlands, Texas 77380

To the Chairman and Board of Directors of ESP Resources, Inc.:

Please accept this as my letter of resignation as Chief Financial Officer of ESP Resources, Inc., effective May 15, 2013.  I am staying in Arizona to remain close to my family.

I have appreciated being an part of your team over the last few months.  If the company needs my assistance in any manner in the future, I remain available.

Respectively,

/s/ Robert Geiges
Robert H. Geiges Jr.
Chief Financial Officer